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                      AMENDED AND RESTATED PROMISSORY NOTE

March 29, 1996                                                        $100,000


         BOLLINGER INDUSTRIES, L.P. (the "Maker"), for value received, hereby promises to pay to the order of Dell Bollinger (together with her assigns the "Holder"), the principal balance of $100,000, together with interest as provided for herein, at the times specified herein. The outstanding principal amount of this Note shall bear interest from the date hereof until the due date at a rate equal to 10% per annum. This Note, together with notes dated as of the date hereof payable to Glen D. Bollinger and Bobby D. Bollinger, is an amendment and restatement of that certain Real Estate Lien Note, dated March 18, 1993, which was subsequently amended and modified and assigned to the Holder, Glen Bollinger and Bobby Bollinger.

         1.      Payment of Principal and Interest.

                 (a) Principal and Interest Payments. The principal balance of this Note will be paid to the Holder in full on March 31, 1998. Interest payments shall be made monthly on the first day of each month commencing May 1, 1996 and continuing until March 31, 1998 when the entire principal amount of this Note and all interest accrued thereon shall be paid in full.

                 (b) Method of Payment. This Note shall be payable at c/o Bollinger Industries, Inc., 222 West Airport Freeway, Irving, Texas 75062 or to such other address as the Holder may notify the Maker in writing, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided herein, all sums of past-due principal and accrued interest shall bear interest at the maximum rate of interest permitted by applicable law.

         2. Security. This Note is secured in part by a Deed of Trust (as amended and modified, the "Deed of Trust"), dated May 13, 1993, and recorded in the Real Property Records of Dallas, County, Texas, to which instrument reference is made for a description of the collateral for this Note and for all other purposes. The liens and security interests of the Deed of Trust and all other documents and instruments now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to payment of all or any part of the indebtedness evidenced by this Note are hereinafter collectively called the "Liens."

         3. Prepayment. The Maker may at any time prepay all or any part of the outstanding principal amount of this Note. Prepayments shall be deemed to apply first against unpaid interest and then to unpaid principal.
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         4.      Events of Default.  Should any of the following events occur
(such event being referred to herein as an "Event of Default"), the Maker shall be in default hereunder:

                 (a) If a payment of principal of, or interest accrued on, this Note is not paid when the same becomes due;

                 (b) the commencement by the Maker of an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal, foreign or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days;

                 (c) the commencement by the Maker of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal, foreign or state bankruptcy, insolvency or other similar law, or the consent by it to the appointment to or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

                 (d) the failure of Maker to perform any obligation, covenant or agreement contained in the Deed of Trust or any other mortgage, security agreement, pledge agreement, assignment or other contract of any kind executed as security in connection with or pertaining to this Note; or

                 (e) the transfer, whether voluntarily or by operation of law, of all or any portion of the Mortgaged Premises (as defined in the Deed of Trust), except in the ordinary course of business.

         It is understood and agreed by Maker that the foregoing "Events of Default" are cumulative and in addition to any "Events of Default" contained in the Deed of Trust and other documents modifying, renewing, extending, evidencing, securing or pertaining to this Note or the loan evidenced hereby. All rights and remedies of Holder shall be cumulative and concurrent and may be pursued singularly, successively, or together, at the sole discretion of Holder, and may be exercised as often as the occasion therefore shall arise. Failure by Holder to exercise any right or remedy upon the occurrence of an Event of Default shall not constitute a waiver of the right to exercise such right or remedy upon the occurrence of any subsequent Event of Default.





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         5.      Acceleration of Indebtedness.

                 (a) Upon the occurrence of an Event of Default, the entire unpaid principal amount, together with any interest accrued thereon, of this Note shall be due and payable in full at the option of the Holder.

                 (b) The Maker and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note, jointly and severally expressly waive all notices, demands for payment, presentations for payment, notices of intention to accelerate maturity, protest and notice of protest, and any other notices of any kind as to this Note and as to each, every and all installments or part payments thereof, and consents that the payee or other holder of this Note may at any time and from time to time, upon request of or by agreement with the Maker, extend the date of maturity hereof or change the time or method of payments hereof without notice to any of the other makers, sureties or endorsers, who shall remain bound for the payment hereof. The Holder shall have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any party any extensions of time for payment of any said indebtedness, or to grant any other indulgences or forebearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

         6. Usury. All agreements between the Maker and Holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid to the Holder hereof for the use, forbearance or detention of the funds advanced pursuant to this Note, or otherwise, or for payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or any other document or instrument described herein, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of the Maker to the Holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance or detention of the indebtedness of the Maker to the Holder of this





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Note shall to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and Holder hereof.

         7. Collection Fees. If an Event of Default occurs and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all reasonable expenses of collection including reasonable attorneys' fees.

         8. Amendments and Waivers. This Note may be amended by written agreement of the Maker and the Holder. No waiver of the provisions hereof shall be effective unless agreed to in writing by the party against whom such waiver is asserted.

         9. Notice. All notices to the Maker required or permitted by this Note shall be sufficient if given in writing and executed by the Holder of this Note. All such notices shall be delivered by registered or certified mail, return receipt requested, or personally delivered, to the Maker at its principal place of business on the date of the execution of this Note, or such other address as the Maker may designate by written notice to the Holder of this Note.

         10. Governing Law. This Note shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be governed by and construed in accordance with the laws of the State of Texas, exclusive of any such law under which the law of any other jurisdiction would apply.

         11. Binding Effect. This Note and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors and assigns of Maker and Holder hereof.

         12. No Impairment of Liens. It is the intention of the parties that this Note not impair the Liens and such Liens shall continue in full force and effect. The Liens are hereby ratified and confirmed as continuing to secure the payment of this Note, as amended and restated hereby. Nothing herein shall in any manner diminish, impair or extinguish the indebtedness evidenced hereby or the Liens. The Liens are not waived.

         13. Severability. If any one or more of the provisions contained herein for any reason is held to be illegal, invalid or unenforceable, the illegality, invalidity or enforceability will not affect, impair or invalidate any other provision of this Note or





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the Deed of Trust, which will be construed as if the illegal, invalid or unenforceable provision had not been contained herein and, in lieu of each illegal, invalid or unenforceable provision, there will be added automatically as a part hereof a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the 29th day of March, 1996.

                                        BOLLINGER INDUSTRIES, L.P.


                                        By: /s/ GLENN D. BOLLINGER
                                           -------------------------------

                                        Its: CEO
                                            ------------------------------




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